Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:

Simulations Plus Investor Relations	Hayden IR
Ms. Renee Bouche	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	cameron@haydenir.com

For Immediate Release:

November 14, 2018

Simulations Plus Reports FY2018 and Fourth Quarter FY2018 Financial Results

Full Fiscal Year Pharmaceutical Software and Services Revenues Up 22.9%;

Earnings per share of $0.50, up 51.4% over prior year

LANCASTER, CA, November 14, 2018 – Simulations Plus, Inc. (Nasdaq: SLP), a leading provider of software for pharmaceutical discovery and development, today reported its financial results for its 2018 fiscal year (FY18) and fourth quarter (4Q18) ended August 31, 2018.

Results for the 2018 fiscal year (FY18):

•	Revenues were $29.7 million, up 22.9% over $24.1 million in FY17
•	Gross profit was up 21.5%, or $3.8 million, to $21.7 million, from $17.8 million in FY17
•	SG&A expense increased 16.9% to $9.6 million from $8.2 million in FY17
o	As a percent of sales, SG&A decreased 1.7% to 32.3% from 34.0% in FY17
•	R&D expenditures were $3.9 million in FY18, up 45%, or $1.2 million, over $2.7 million in FY17
o	For FY18, $2.1 million was capitalized and $1.8 million was expensed
o	For FY17, $1.4 million was capitalized and $1.4 million was expensed
•	Operating income was $10.3 million up $2.0 million from $8.3 million in FY17
•	Net income, inclusive of a $1.2 million income tax benefit, was $8.9 million, up 54.4% from $5.8 million in FY17
•	Net income from operations increased 23.0%
•	Net income per fully diluted share was $0.50, up 51.4%, or $0.17, from $0.33 for FY17
•	Cash was $9.4 million, an increase of $3.2 million, or 51.2%, from $6.2 million at the end of FY17. Cash today is $9.5 million

Results for the fourth quarter of FY18 (4Q18):

•	Revenues were $6.7 million, up $422,000, or 6.7%, compared to $6.3 million in 4Q17
•	Gross profit was up 6.4% to $4.6 million, an increase of $274,000 from $4.3 million in 4Q17
•	SG&A decreased 8.2%, or $200,000, to $2.2 million from $2.4 million in 4Q17
•	R&D expenditures were $951,000, an increase of 9.3% from $870,000 in 4Q17

o	For 4Q18, $514,000 was capitalized and $437,000 was expensed
o	For 4Q17, $455,000 was capitalized and $415,000 was expensed

•	Operating income was $1.9 million up $452,000, or 31.3%, from $1.4 million in 4Q17
•	Net income was $1.34 million, up 16.2% from $1.15 million in 4Q17
•	Earnings per fully diluted share were $0.07, up 14.6%, or $0.01, over $0.06 in 4Q17

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Shawn O’Connor, chief executive officer of Simulations Plus, said: “Fiscal 2018 financial results for the Company were excellent, continuing the trend of strong revenue growth and profitability the Company has enjoyed for many years. Software revenues, representing 57% of total revenues, grew 13% in fiscal 2018 while consulting revenues, representing 43% of revenues, grew at a rate of 38%. Each division contributed to this outstanding performance. Our Lancaster, CA division continued its steady and consistent growth overall and an increased demand from clients driving 70% growth in its service business. Cognigen continues to grow with an increasing number of clients and projects from new and existing clients. DILIsym, in its first full year since its acquisition, contributed $4.3 million to fiscal 2018 revenues. Lastly, the Company generated cash from operations of $9.3 million in fiscal 2018 supporting the continuance of its quarterly dividend to shareholders this past year.”

“The pharmaceutical industry continues its efforts to reduce the timelines and cost of the drug development process,” added Mr. O’Connor. “Today, there is growing momentum to adopt and apply model-based software tools and methodologies in pharmaceutical drug development, drug safety and efficacy and personalized medicine within the industry. The Company is well positioned to support these efforts with its portfolio of software products and skilled consulting resources.”

Investor Conference Call November 14, 2018, 4:15 p.m. EST/1:15 p.m. PST

The Company will host a conference call to discuss the Company’s performance on Wednesday, November 14, 2018, at 4:15 p.m. Eastern Time. The live webcast/teleconference will be accessible by registering here. Upon registering, you will receive a confirmation e-mail with instructions for joining the call. Please dial in five to ten minutes prior to the scheduled start time. For listen-only mode, you may dial +1 (213) 929-4212, and enter access code: 858-204-233. A replay of the webcast will be available at the Investors section of the Simulations Plus website following the call.

About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of drug discovery and development software as well as a leading provider of both preclinical and clinical pharmacometric consulting services for regulatory submissions and quantitative systems pharmacology models for drug-induced liver injury and nonalcoholic fatty liver disease. The company is a global leader focused on improving the ways scientists use knowledge and data to predict the properties and outcomes of pharmaceutical, biotechnology, and chemical agents. Our software is licensed to and used in the conduct of drug research by major pharmaceutical, biotechnology, chemical, and consumer goods companies and regulatory agencies worldwide. Our innovations in integrating new and existing science in medicinal chemistry, computational chemistry, pharmaceutical science, biology, and physiology into our software have made us the leading software provider for physiologically based pharmacokinetic modeling and simulation. For more information, visit our website at www.simulations-plus.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Words like “believe,” “expect” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the Company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

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SIMULATIONS PLUS, INC.

CONSOLIDATED BALANCE SHEETS

As of August 31

	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$9,400,701	$6,215,718
Accounts receivable, net of allowance for doubtful accounts of $0	5,514,528	4,048,725
Revenues in excess of billings	1,985,596	1,481,082
Prepaid income taxes	312,593	462,443
Prepaid expenses and other current assets	610,439	459,902
Total current assets	17,823,857	12,667,870
Long-term assets
Capitalized computer software development costs,
net of accumulated amortization of $11,095,903 and $9,795,469	5,152,594	4,307,600
Property and equipment, net	335,224	291,135
Intellectual property, net of accumulated amortization of $3,019,584 and $2,095,417	5,905,416	6,829,583
Other intangible assets net of accumulated amortization of $852,500 and $495,000	3,637,500	3,995,000
Goodwill	10,387,198	10,387,198
Other assets	37,227	34,082
Total assets	$43,279,016	$38,512,468

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$351,605	$240,892
Accrued payroll and other expenses	1,152,176	983,293
Current portion - Contracts payable	2,556,644	247,328
Billings in excess of revenues	384,603	216,958
Deferred revenue	381,928	353,962
Total current liabilities	4,826,956	2,042,433

Long-term liabilities
Deferred income taxes,net	3,195,139	4,926,960
Payments due under Contracts payable	3,334,296	5,738,188
Total liabilities	11,356,391	12,707,581

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value 10,000,000 shares authorized no shares issued and outstanding	$–	$–
Common stock, $0.001 par value 50,000,000 shares authorized 17,416,445 and 17,277,604 shares issued and outstanding	7,417	7,278
Additional paid-in capital	13,453,668	12,109,141
Retained earnings	18,461,540	13,688,468
Total shareholders' equity	31,922,625	$25,804,887
	$–	–
Total liabilities and shareholders' equity	$43,279,016	$38,512,468

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SIMULATIONS PLUS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended August 31,

	2018	2017	2016

Net Revenues	$29,666,524	$24,137,913	$19,972,079
Cost of revenues	7,994,228	6,307,800	4,601,513
Gross margin	21,672,296	17,830,113	15,370,566
Operating expenses
Selling, general, and administrative	9,583,852	8,198,184	6,693,691
Research and development	1,790,656	1,367,645	1,445,069
Total operating expenses	11,374,508	9,565,829	8,138,760

Income from operations	10,297,788	8,264,284	7,231,806

Other income (expense)
Interest income	27,122	15,857	18,014
Interest expense	(153,034)	(38,188)	–
Miscellaneous income	–	–	–
Gain (loss) from sale of assets	–	–	–
Gain(loss) on currency exchange	(32,934)	(1,686)	(13,428)
Total other income (expense)	(158,846)	(24,017)	4,586

Income before provision for income taxes	10,138,942	8,240,267	7,236,392
Provision for income taxes	(1,204,130)	(2,452,670)	(2,286,256)
Net Income	$8,934,812	$5,787,597	$4,950,136

Earnings per share
Basic	$0.52	$0.34	$0.29
Diluted	$0.50	$0.33	$0.29

Weighted-average common shares outstanding
Basic	17,328,707	17,239,490	17,028,566
Diluted	17,860,392	17,515,917	17,209,506

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